Exhibit 99.1

Contact: Ira M. Birns Executive Vice President & Chief Financial Officer (305) 428-8000

World Fuel Services Corporation Amends Credit Facility

— Increases Total Revolving Credit Facility To $1.1 Billion —

— Extends Maturity To October 2018 —

MIAMI,—October 10, 2013— World Fuel Services Corporation (NYSE: INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, announced today that it has successfully expanded its existing revolving credit facility.  The amended facility increases the maximum availability under the facility from $800 million to $1.1 billion and extends the facility maturity date by more than two years to October 2018.  The facility contains an accordion feature whereby it can be expanded to $1.25 billion under certain conditions.  The Company also extended the maturity of its existing $243 million term loan to October 2018.

Borrowings under the credit facility and the term loan will continue to bear interest at a tiered structure based on certain financial covenants, which is at a current rate of LIBOR plus 2.0% per annum.  The amended revolving credit facility may be used for borrowings for working capital needs and general corporate purposes as well as the issuance of standby and documentary letters of credit.

“We are very pleased to complete the amendment to our credit facility, which was significantly oversubscribed.  The amended facility, which includes more favorable terms, will further enhance our capital structure and liquidity profile, providing even greater flexibility to execute on our strategic growth initiatives,” said Ira M. Birns, executive vice president and chief financial officer of World Fuel Services Corporation.

“We are appreciative of the continued support demonstrated by our existing global bank group as well as several new lenders.  The success of this transaction reflects our banks’ continued confidence in our dynamic business model,” said Adrienne B. Urban, vice president and treasurer of World Fuel Services Corporation.

Bank of America Merrill Lynch, Wells Fargo Securities, LLC and HSBC Bank USA, National Association served as joint lead arrangers in connection with the transaction.  RBS Citizens, N.A., TD Bank, N.A. and Citibank, N.A. served as co-documentation agents.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our capital structure and liquidity profile and our ability to execute on strategic growth initiatives. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 21, 2013. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company’s global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services’ marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts.  The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries.  For more information, call 305-428-8000 or visit www.wfscorp.com.